As filed with the Securities and Exchange Commission on March 30, 2009
Registration No. 333-146402

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT

Under
The Securities Act of 1933

Renegy Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-8987239 (I.R.S. Employer Identification Number)
3418 N. Val Vista Drive
Mesa, Arizona 85213
(Address, including zip code of Registrant’s principal executive offices)

Renegy Holdings, Inc. 2007 Equity Incentive Plan
Catalytica Energy Systems, Inc. 1995 Stock Plan
(Full title of the plan)

Robert M. Worsley
Renegy Holdings, Inc.
3418 N. Val Vista Drive
Mesa, Arizona 85213
(480) 556-5555
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Christopher A. Van Tuyl, Esq.
Squire, Sanders & Dempsey L.L.P.
40 N. Central Avenue, Suite 2700
Phoenix, AZ 85004
(602) 528-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

DEREGISTRATION OF SHARES
     In accordance with the undertaking of Renegy Holdings, Inc. (the “Registrant”) set forth in its Registration Statement on Form S-8 (File No. 333-146402) filed with the Securities and Exchange Commission (the “SEC”) on October 1, 2007 (the “2007 Registration Statement”) relating to the issuance of up to 1,000,000 shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”), pursuant to the Registrant’s 2007 Equity Incentive Plan (the “2007 Plan”) and the issuance of up to 316,696 shares of Common Stock pursuant to the Catalytica Energy Systems, Inc. 1995 Stock Plan (the “1995 Plan”), the Registrant is filing this Post-Effective Amendment No. 1 to the 2007 Registration Statement to deregister an aggregate of 722,500 shares of Common Stock that might be issued pursuant to the 2007 Plan and 316,696 shares of Common Stock that might be issued pursuant to the 1995 Plan. Pursuant to the 2007 Plan, 277,500 shares of Common Stock have been issued. No shares of Common Stock have been issued pursuant to the 1995 Plan. The Registrant is delisting its Common Stock from The Nasdaq Capital Market and deregistering its Common Stock under Sections 12(b) and 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through the filing of a Form 25 with the SEC on March 20, 2009, and a Form 15 ten days thereafter. Because the Registrant will no longer be filing reports pursuant to the Exchange Act, the Registrant is deregistering the remaining shares of Common Stock that may be issued pursuant to its 2007 Plan and 1995 Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mesa, State of Arizona on this 30th day of March, 2009.

RENEGY HOLDINGS, INC.
By:	/s/ Robert M. Worsley
Robert M. Worsley
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Robert M. Worsley	Chief Executive Officer and Director	March 30, 2009
Robert M. Worsley	(Principal Executive Officer and Director)

*	Director	March 30, 2009
Richard A. Abdoo

*	Director	March 30, 2009
William B. Ellis

*	Director	March 30, 2009
Ricardo B. Levy

*	Director	March 30, 2009
Susan F. Tierney

*By:	/s/ Robert M. Worsley
Robert M. Worsley
Attorney-in-fact

EXHIBIT INDEX

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation*

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm*

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)*

24.1	Power of Attorney*

99.1	Renegy Holdings, Inc. 2007 Equity Incentive Plan, as amended and restated**

99.2	Catalytica Energy Systems, Inc. 1995 Stock Plan*

*	Previously filed with the 2007 Registration Statement.

**	Previously filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on September 2, 2008.